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Exhibit 99.2

PROXY
THE HOUSTON EXPLORATION COMPANY
1100 Louisiana Street, Suite 2000, Houston, Texas 77002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder(s) of The Houston Exploration Company ("Houston Exploration") hereby constitute(s) and appoint(s) Carolyn M. Campbell and Karol L. Adams, and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Houston Exploration which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Houston Exploration to be held on [    ] 2007, at [    ], at [      AM], Houston, Texas time, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

        This proxy will be voted, "FOR" the adoption of the Merger Agreement, unless "AGAINST" or "ABSTAIN" is indicated with respect to such proposal. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

        Your vote is important, and The Houston Exploration Company encourages you to submit your proxy by mail as promptly as possible in the postage prepaid envelope provided. If you have any questions or need assistance in voting, please call Georgeson, toll free at 1-866-783-6553.

(Continued and to be dated and signed on the reverse side.)

                      THE HOUSTON EXPLORATION COMPANY
                      P.O. BOX 11370
                      NEW YORK, N.Y. 10203-0370

Special Meeting of Stockholders
THE HOUSTON EXPLORATION COMPANY

[                  ], 2007

HOW TO VOTE YOUR PROXY BY MAIL
Simply mark, sign and date your
proxy card and return it in the
postage-paid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Your vote must be received by [                  ] to be counted in the final tabulation.

Proxy Card must be signed and dated below.

☐

DETACH PROXY CARD HERE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

☒    Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS OF HOUSTON EXPLORATION RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.	TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 7, 2007, BY AND AMONG FOREST OIL CORPORATION, MJCO CORPORATION AND THE HOUSTON EXPLORATION COMPANY	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change your address, please mark this box.    ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the special meeting, this proxy will be voted by the Proxies in the manner determined by a majority of the members of the Board of Directors of Houston Exploration. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Houston Exploration prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated [                  ], 2007.

SCAN LINE

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here	Co-Owner sign here

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  Exhibit 99.2